UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2023

ScanSource, Inc.

(Exact name of registrant as specified in its charter)

SC	00-26926	57-0965380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Logue Court, Greenville, SC	29615
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (864) 288-2432

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	SCSC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2023, John Eldh notified ScanSource, Inc. (the “Company”) of his decision to resign from his role as President of the Company, effective November 17, 2023. In connection with Mr. Eldh’s departure from the Company, the Company entered into a Separation Agreement and General Release with Mr. Eldh (the “Separation Agreement”).

Pursuant to the terms of the Separation Agreement and in consideration of Mr. Eldh’s tenure and contributions to the Company, the Company has agreed to provide Mr. Eldh with a cash separation payment of $1,500,000 (the “Separation Payment”). Mr. Eldh’s receipt of the Separation Payment is conditioned on his continued compliance with the Separation Agreement, which includes a general release of claims against the Company, as well as confidentiality, non-disparagement, non-competition, non-solicitation and other customary provisions.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Separation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and General Release, dated as of September 22, 2023, by and between the Company and John Eldh.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

	By:	/s/ Michael L. Baur
Date: September 26, 2023
	Name:	Michael L. Baur
	Its:	Chief Executive Officer & Chairman